Filed pursuant to rule 424(b)(4)
Registration No. 333-276427

PROSPECTUS

162,548 Common Shares

Altamira Therapeutics Ltd.

This prospectus relates to the disposition from time to time of up to 162,548 common shares, par value $0.002 per share (“Common Shares”), of Altamira Therapeutics Ltd., an exempted company limited by shares incorporated in Bermuda (“Altamira”, “we”, “us”, the “Borrower” or the “Company”). Reference is hereby made to the existing warrants (the “Existing Warrants”) to purchase up to 81,274 Common Shares, issued by the Company to the holder (the “Holder”) on May 1, 2023. The Common Shares registered hereby consist of shares that may be acquired upon the exercise of certain warrants issued in connection with that certain letter agreement dated December 7, 2023 (the “Warrant Inducement Agreement”) between the Company and the Holder, pursuant to which the Company issued and delivered, on December 15, 2023, to the Holder additional warrants using the same form as the Existing Warrants (the “New Warrants”) to purchase 2 Common Shares for each Common Share that the Holder received upon exercises for cash of Existing Warrants exercised prior to December 14, 2023 (for a total of 162,548 Common Shares), provided that (i) the initial exercise price of such New Warrants is CHF 6.656 (equal to the volume weighted average of the reduced exercise prices paid by the Holder upon such exercises), (ii) equal portions (i.e. two portions of 50% each) of such New Warrants are exercisable for (A) six months from their date of issuance and (B) two years from their date of issuance, respectively and (iii) such New Warrants contain a customary beneficial ownership blocker at the 9.99% ownership level.

We will bear all of the expenses incurred in connection with the registration of these shares. The selling shareholders will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the shares. See “Plan of Distribution.”

The selling shareholders (including their pledgees, donees, transferees, assignees or other successors-in-interest) may offer the Common Shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed under “Risk Factors” beginning on page 3 of this prospectus, as well as those risk factors contained or incorporated by reference into this prospectus and in the applicable prospectus supplements.

Currently, the Common Shares are traded on the NASDAQ Capital Market, or the NASDAQ, under the symbol “CYTO”. The closing price of the Common Shares on the NASDAQ on January 5, 2024 was $3.12 per Common Share.

Consent under the Exchange Control Act 1972 (and its related regulations) from the Bermuda Monetary Authority for the issue and transfer of our common shares to and between residents and non-residents of Bermuda for exchange control purposes has been obtained for so long as our common shares remain listed on an “appointed stock exchange,” which includes the NASDAQ. In granting such consent, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed herein.

The date of this prospectus is January 19, 2024

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Altamira Therapeutics Ltd.”, or “Altamira”, the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to (i) Auris Medical Holding Ltd. a Bermuda company, or Auris Medical (Bermuda), the successor issuer to Auris Medical Holding AG (“Auris Medical (Switzerland)”) under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective time at which Auris Medical (Switzerland) continued its corporate existence from Switzerland to Bermuda (the “Redomestication”), which occurred on March 18, 2019, and (ii) to Altamira Therapeutics Ltd. after adoption of the new company name by resolution of Special General Meeting of Shareholders held on July 21, 2021. The trademarks, trade names and service marks appearing in this prospectus are property of their respective owners.

On May 1, 2019, the Company effected a one-for-twenty reverse share split (the “2019 Reverse Share Split”) of the Company’s issued and outstanding common shares. On October 25, 2022, the Company effected a one-for-twenty reverse share split (the “2022 Reverse Share Split”) of the Company’s issued and outstanding common shares. On November 2, 2023, the Company changed the currency denomination of the Company’s authorised share capital from CHF to USD, reduced the issued share capital by reducing the par value of each common share in issue to USD 0.0001 and reduced the authorised share capital to USD 12,000 divided into 100,000,000 common shares of USD 0.0001 par value each and 20,000,000 preference shares of USD 0.0001 par value each. On December 13, 2023, the Company effected a one-for-twenty reverse share split (the “2023 Reverse Share Split”) of the Company’s issued and outstanding common shares. Unless indicated or the context otherwise requires, all per share amounts and numbers of common shares in this prospectus have been retrospectively adjusted for the 2019 Reverse Share Split, the 2022 Reverse Share Split and the 2023 Reverse Share Split.

The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “Swiss Franc” and “CHF” refer to the legal currency of Switzerland.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, or the Securities Act. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters.

This prospectus only provides you with a general description of the securities being offered. Each time the selling shareholders sell any of the offered securities, the selling shareholders will provide this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to these securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

We are not making an offer to sell the offered securities in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus.

References to “selling shareholders” refer to the shareholders listed herein under “Selling Shareholders,” and their transferees.

ii

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” in this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Company

We are a clinical- and commercial-stage biopharmaceutical company developing therapeutics that address important unmet medical needs. We are currently active in two areas: the development of RNA delivery technology for extrahepatic therapeutic targets (OligoPhore™ / SemaPhore™ platforms; AM-401 for the treatment of KRAS driven cancer, AM-411 for the treatment of rheumatoid arthritis; preclinical), and nasal sprays for protection against airborne allergens, and where approved, viruses (Bentrio®; commercial) or the treatment of vertigo (AM-125; Phase 2). We have announced our intention to reposition the Company around RNA delivery technology while exploring strategic options to either divest our non-RNA traditional businesses or partner them with one or several other companies. In particular, we have announced that we are seeking to divest or partner our legacy assets, including Bentrio® for North America, Europe and other key markets and our inner ear therapeutics assets. On November 21, 2023, we closed the transaction for the partial spin-off of our Bentrio® business, selling a 51% stake in our subsidiary Altamira Medica AG for cash consideration of CHF 2,040,000 and certain rights to future gross licensing income.

Corporate Information

We are an exempted company incorporated under the laws of Bermuda. We began our current operations in 2003. On April 22, 2014, we changed our name from Auris Medical AG to Auris Medical Holding AG and transferred our operational business to our newly incorporated subsidiary Auris Medical AG, which is now our main operating subsidiary. On March 13, 2018, we effected a corporate reorganization through a merger into a newly formed holding company for the purpose of effecting the equivalent of a 10-1 “reverse share split.” Following shareholder approval at an extraordinary general meeting of shareholders held on March 8, 2019 and upon the issuance of a certificate of continuance by the Registrar of Companies in Bermuda on March 18, 2019, the Company discontinued as a Swiss company and, pursuant to Article 163 of the Swiss Federal Act on Private International Law and pursuant to Section 132C of the Companies Act 1981 of Bermuda (the “Companies Act”), continued existence under the Companies Act as a Bermuda company with the name “Auris Medical Holding Ltd.” (the “Redomestication”). Following shareholders’ approval at a special general meeting of shareholders held on July 21, 2021 we changed our name to Altamira Therapeutics Ltd. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, telephone number +1 (441) 295 5950.

We maintain a website at www.altamiratherapeutics.com where general information about us is available. Investors can obtain copies of our filings with the SEC or the Commission, from this site free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus.

Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with foreign private issuer, or FPI, status. Although we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

This Offering

We are registering for resale by the selling shareholders named herein the 162,548 Common Shares as described below.

Securities being offered:	Up to 162,548 of our Common Shares that may be acquired upon the exercise of the New Warrants issued in connection with the Warrant Inducement Agreement.

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of our Common Shares by the selling shareholders.

NASDAQ Capital Market symbol:	CYTO

Risk factors:	See “Risk Factors” beginning on page 3 for risks you should consider before investing in our shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus, any applicable prospectus supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including the item captioned “Risk Factors” in our most recent Annual Report on Form 20-F and our Reports on Form 6-K furnished to the SEC including our unaudited interim consolidated financial statements and corresponding management’s discussion and analysis. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any Prospectus Supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to:

●	our operation as a drug development-stage company with limited operating history and a history of operating losses;

●	our ability to continue as a going concern, about which there is currently substantial doubt due to our recurring losses and negative cash flows from operations, our expectation to generate losses from operations for the foreseeable future and our cash position;

●	our ability to remediate our current material weaknesses in our internal controls over financial reporting;

●	our ability to timely and successfully reposition our Company around RNA therapeutics and to divest or partner our business in neurotology;

●	the COVID-19 pandemic, which continues to evolve, and which could significantly disrupt our preclinical studies and clinical trials, and therefore our receipt of necessary regulatory approvals;

●	our need for substantial additional funding to continue the development of our product candidates before we can expect to become profitable from sales of our products and the possibility that we may be unable to raise additional capital when needed;

●	the timing, scope, terms and conditions of a potential divestiture or partnering of the Company’s inner ear assets as well as the cash such transaction(s) may generate;

●	our dependence on the success of OligoPhoreTM, SemaPhoreTM, AM-401 and AM-411, which are still in preclinical development, and may eventually prove to be unsuccessful;

●	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic;

●	the chance our clinical trials may not be completed on schedule, or at all, as a result of factors such as delayed enrollment or the identification of adverse effects;

●	uncertainty surrounding whether any of our product candidates will receive regulatory approval or clearance, which is necessary before they can be commercialized;

●	if our product candidates obtain regulatory approval or clearance, our product candidates being subject to expensive, ongoing obligations and continued regulatory overview;

●	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

●	our reliance on our current strategic relationship with Washington University, or Nuance Pharma and the potential success or failure of strategic relationships, joint ventures or mergers and acquisitions transactions;

●	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party, single-source suppliers to supply or produce our product candidates;

●	our ability to obtain, maintain and protect our intellectual property rights and operate our business without infringing or otherwise violating the intellectual property rights of others;

●	our ability to meet the continuing listing requirements of Nasdaq and remain listed on The Nasdaq Capital Market;

●	the chance that certain intangible assets related to our product candidates will be impaired; and

●	other risk factors discussed under “Risk Factors” on page 3 and in our most recent Annual Report on Form 20-F.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from the sales of our Common Shares offered by the selling shareholders pursuant to this prospectus.

SELLING SHAREHOLDERS

Warrant Inducement Agreement

On December 7, 2023, Altamira Therapeutics Ltd., an exempted company limited by shares incorporated in Bermuda (the “Company”) entered into a letter agreement (the “Warrant Inducement Agreement”) with the holder (the “Holder”) of certain warrants (the “Existing Warrants”) to purchase an aggregate of 81,274 of the Company’s common shares, par value $0.002 per share (the “Common Shares”) dated May 1, 2023 in order to provide the Holder with a limited opportunity to exercise such Existing Warrants at a reduced exercise price and receive additional warrants upon any such exercise.

Under the Warrant Inducement Agreement, effective from the date and time of execution thereof until 12:59 PM ET on December 14, 2023 (such period, the “Exercise Window”), the Existing Warrants were temporarily amended by reducing the Exercise Price (as defined therein; at that time CHF 30.76 per common share) of the Existing Warrants from time to time during such period to an amount with respect to each exercise of Existing Warrants during such Exercise Window (the “Reduced Exercise Price”) equal to 90% of the daily trading volume weighted average price for Common Shares on the NASDAQ stock exchange on the trading day following the date of each such exercise upon which settlement of such exercise occurred (a “Settlement Day”) measured commencing at the time of such settlement, in each case converted into Swiss Francs at the midpoint of the interbank exchange rate shown by UBS on such Settlement Day at 4:00 pm Central European Time per Common Share (the “Warrant Amendment”). The Holder exercised all of such Existing Warrants during the Exercise Window at the Reduced Exercise Price of CHF 6.656 per share.

In addition, on December 15, 2023, the Company issued and delivered to the Holder additional warrants using the same form as the Existing Warrants (the “New Warrants”) to purchase 2 Common Shares for each Common Share that the Holder received upon the exercises for cash of Existing Warrants during the Exercise Window (for a total of 162,548 Common Shares), provided that the initial exercise price of such New Warrants is CHF 6.656 (equal to Reduced Exercise Price), and equal portions (i.e. two portions of 50% each) of such New Warrants are exercisable for (A) six months from their date of issuance and (B) two years from their date of issuance, respectively.

The Company also agreed to file a registration statement to register for resale the Common Shares issuable upon exercise of the New Warrants within 15 calendar days after the end of the Exercise Window.

Information about Selling Shareholders Offering

We are registering the resale of the above-referenced Common Shares to permit the selling shareholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the Common Shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling shareholders of up to the total number of Common Shares issuable upon cash exercise of the New Warrants, which are held by the selling shareholders. Throughout this prospectus, when we refer to the Common Shares being registered on behalf of the selling shareholders, we are referring to the Common Shares issuable upon exercise of the New Warrants, and when we refer to the selling shareholders in this prospectus, we are referring to the Holder and its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling shareholders may sell some, all or none of their Common Shares. We do not know when or whether any of the selling shareholders will exercise their New Warrants, nor do we know how long the selling shareholders will hold their Common Shares before selling them, and we currently have no agreements, arrangements or understandings with the Holder regarding the sale or other disposition of any of the Common Shares. The Common Shares covered hereby may be offered from time to time by the selling shareholders.

The following table sets forth the names of the selling shareholders, the number and percentage of our Common Shares beneficially owned by the selling shareholders as of December 20, 2023, the number of our Common Shares issuable upon exercise of the New Warrants that may be offered under this prospectus, and the number and percentage of our Common Shares beneficially owned by the selling shareholders assuming all of the Common Shares registered hereunder are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Shares. Generally, a person “beneficially owns” Common Shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of Common Shares in the column “Number of Shares Offered” represents all of the Common Shares that the selling shareholders may offer and sell from time to time under this prospectus.

The information in the table below and the footnotes thereto regarding Common Shares to be beneficially owned after the offering assumes (i) that the selling shareholders have exercised their New Warrants in full pursuant to cash exercises, and (ii) the sale of all Common Shares being offered by the selling shareholders under this prospectus.

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders. The percentage of shares owned prior to and after the offering is based on 1,417,824 of our Common Shares outstanding as of December 20, 2023. Unless otherwise indicated in the footnotes to this table, we believe that the selling shareholders named in this table have sole voting and investment power with respect to the Common Shares indicated as beneficially owned. Except as otherwise indicated in this section, based on the information provided to us by the selling shareholders, and to the best of our knowledge, the selling shareholders are not broker-dealers or affiliates of broker-dealers.

	Number of Common Shares Beneficially Owned Prior to the Offering	Number of Common Shares Registered Hereby for Sale	Number of Common Shares Beneficially Owned After the Offering	Percent
FiveT Investment Management Ltd.(1)	162,548	162,548	-	-

*	Less than 1%.

(1)	The number of Common Shares in the second column includes 162,548 Common Shares underlying the New Warrants, without giving effect to limitations on beneficial ownership set forth therein. Wieland Kreuder (“Mr. Kreuder”) has voting control and investment discretion over the securities reported herein that are held by the Holder. As a result, Mr. Kreuder may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by the Holder. The registered address of FiveT Investment Management is Suite 5B201, 2nd Floor, One Nexus Way, Camana Bay, Grand Cayman KY1-1108 Cayman Islands.

DESCRIPTION OF SHARE CAPITAL

As of December 20, 2023, our authorized share capital consisted of 5,000,000 common shares, par value $0.002 per share, and 20,000,000 preference shares, par value $0.0001 per share, and there were 1,477,824 common shares issued and outstanding, excluding 145,317 common shares issuable upon exercise of options and 596,619 common shares issuable upon exercise of warrants, and no preference shares issued and outstanding. See Item 10.B. of our most recent Annual Report on Form 20-F, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering the Common Shares issued and issuable upon exercise of the New Warrants to permit the resale of these Common Shares by the Holder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Common Shares. We will bear all fees and expenses incident to our obligation to register the Common Shares.

The selling shareholders may sell all or a portion of the Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Common Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholders may also sell Common Shares short and deliver Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares. The selling shareholders may pledge or grant a security interest in some or all of the Common Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the registration statement, of which this prospectus is a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in market making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares. We will pay all expenses of the registration of the Common Shares, estimated to be $30,945 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related agreement, or we may be entitled to contribution. Once sold under the registration statement of which this prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

EXPENSES OF THE OFFERING

The following is a statement of estimated expenses to be incurred by us in connection with the registration of the securities registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$78
Legal fees and expenses	$20,000
Accountant’s fees and expenses	$10,867
Total	$30,945

LEGAL MATTERS

The validity of the Common Shares and certain other matters of Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, special Bermuda counsel to the Company.

EXPERTS

The financial statements of Altamira Therapeutics Ltd. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Altamira Therapeutics Ltd. is a Bermuda exempted company limited by shares. As a result, the rights of holders of our common shares will be governed by Bermuda law and its memorandum of continuation and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Many of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.altamiratherapeutics.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

This prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed or furnished with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023; and

●	our Reports on Form 6-K furnished on June 15, 2023, June 27, 2023, July 11, 2023, July 28, 2023, August 21, 2023, September 12, 2023, October 31, 2023, November 21, 2023, November 22, 2023, December 8, 2023 and December 11, 2023; and

●	the description of our common shares contained in our Report on Form 6-K furnished on March 18, 2019, including any subsequent amendment or reports filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K furnished by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

We will provide each person to whom this prospectus is delivered a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus by reference). You may obtain copies of these documents, at no cost, by writing or telephoning us at:

Altamira Therapeutics Ltd.

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(441) 295-5950

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

Upon a new annual information form or annual report on Form 20-F and the related audited annual consolidated financial statements together with the auditors’ report thereon and management’s discussion and analysis related thereto being filed by us with the applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form or annual report on Form 20-F, the previous audited annual consolidated financial statements and all unaudited interim financial statements, annual and semi-annual management’s discussion and analyses, material change reports and business acquisition reports filed by us prior to the commencement of our financial year in which the new annual information form or annual report on Form 20-F was filed, no longer shall be deemed to be incorporated by reference into this prospectus for the purpose of future offers and sales of securities hereunder.

One or more prospectus supplements containing the terms of an offering of securities hereunder and other information in relation to such securities will be delivered to purchasers of such securities together with this prospectus and shall be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement solely for the purposes of the offering of the securities covered by any such prospectus supplement.

A prospectus supplement containing any additional or updated information that we elect to include therein will be delivered with this prospectus to purchasers of securities who purchase such securities after the filing of this prospectus and shall be deemed to be incorporated into this Prospectus as of the date of such prospectus supplement.